UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 13, 2019
Wyndham Destinations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6277 Sea Harbor Drive
Orlando	Florida	32821
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WYND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
Overview
On December 13, 2019, Wyndham Destinations, Inc. (“Wyndham”) and U.S. Bank National Association, as trustee (the “Trustee”) entered into an indenture (the “Base Indenture”), as supplemented and amended by the first supplemental indenture thereto, dated December 13, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in connection with the issuance and sale of $350,000,000 aggregate principal amount of 4.625% senior secured notes due 2030 (the “Notes”) to J.P. Morgan Securities LLC and certain other initial purchasers (collectively, the “Initial Purchasers”). Wyndham expects to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the repayment of outstanding indebtedness under its senior secured revolving credit facility (the “Revolving Credit Facility”) and the payment of related fees and expenses.

Interest; Ranking; Guarantees
The Notes bear interest at a rate of 4.625% per year payable semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2020. The Notes are senior secured obligations and are equal in right of payment with Wyndham’s existing and future senior indebtedness from time to time outstanding, including borrowings under the Revolving Credit Facility (except to the extent of any guarantees thereof) and Wyndham’s 7.375% Notes due 2020, Wyndham’s 5.625% Notes due 2021, Wyndham’s 4.25% Notes due 2022, Wyndham’s 3.90% Notes due 2023, Wyndham’s 5.40% Notes due 2024, Wyndham’s 6.35% Notes due 2025 and Wyndham’s 5.75% Notes due 2027. The Notes are effectively senior to unsecured and junior lien claims against Wyndham’s subsidiaries to the extent of the value of the collateral securing the Notes at such subsidiary. To the extent the claims under the Notes exceed the value of collateral securing the Notes, the Notes will be structurally subordinated to claims against Wyndham’s subsidiaries, including trade claims and claims under the guarantees on the Revolving Credit Facility. The Notes are structurally subordinated to all obligations of each of Wyndham’s subsidiaries in excess of the value of the collateral of such subsidiary securing the Notes, subject to permitted liens, including claims with respect to trade payables.

The Notes are not guaranteed. However, the Indenture provides that in the future, subsidiary guarantees may be added, released, or terminated under certain circumstances.

Optional Redemption
The Notes are redeemable at any time prior to December 1, 2029 (three months prior to the maturity date of the Notes), in whole or in part, at Wyndham’s option, at a redemption price equal to the greater of (i) the sum of the principal being redeemed and (ii) a “make-whole” price specified in the Indenture and the Notes, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the redemption date.

The Notes are redeemable at any time on or after December 1, 2029 (three months prior to the maturity date of the Notes), in whole or in part, at Wyndham’s option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the redemption date.

Change of Control
Subject to certain limitations, in the event of a Change of Control Triggering Event (as defined in the Indenture), Wyndham will be required to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Covenants; Events of Default
The Indenture contains certain covenants, including, among others, limits on the ability of Wyndham and certain of its subsidiaries to incur debt secured by liens and to enter into sale and leaseback transactions. The Indenture also contains customary provisions for events of default including for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice, a default under other debt of Wyndham or certain of its subsidiaries such that at least $50 million aggregate principal amount of indebtedness is accelerated, which acceleration has not been rescinded or annulled within 30 days of notice, and events of bankruptcy, insolvency or reorganization affecting Wyndham and certain of its subsidiaries. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated.

Certain Relationships
The Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial lending services in the ordinary course of business with Wyndham or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Additionally, certain other Initial Purchasers are lenders and/or agents under Wyndham’s Revolving Credit Facility. Wyndham expects to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the repayment of outstanding indebtedness under the Revolving Credit Facility and the payment of related fees and expenses. To the extent the Initial Purchasers or their affiliates are lenders under Wyndham’s Revolving Credit Facility, they will receive a portion of the net proceeds from the sale of the Notes.

The description of the Notes and the Indenture in this Current Report on Form 8-K (this “Current Report”) are summaries, and are qualified in their entirety by reference to the complete terms of the Indenture and the form of Note included therein. The Base Indenture, the Supplemental Indenture and the form of Note are filed hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
4.1*	Indenture, dated December 13, 2019, between Wyndham Destinations, Inc. and U.S. Bank National Association, as Trustee.
4.2*	First Supplemental Indenture, dated December 13, 2019, between Wyndham Destinations, Inc. and U.S. Bank National Association, as Trustee.
4.3*	Form of 4.625% Note due 2030 (included in Exhibit 4.2).
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed with this report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM DESTINATIONS, INC.

By: /s/ Elizabeth E. Dreyer
Name: Elizabeth E. Dreyer
Title: Chief Accounting Officer

Date: December 13, 2019